FT 10424

TRUST AGREEMENT

Dated: November 3, 2022

The Trust Agreement among First Trust Portfolios L.P., as Depositor, The Bank of New York Mellon, as Trustee, First Trust Advisors L.P., as Portfolio Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for FT 10292 and certain subsequent Series, Effective: September 7, 2022" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

WITNESSETH THAT:

In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, the Portfolio Supervisor agree as follows:

PART I

STANDARD TERMS AND CONDITIONS OF TRUST

Subject to the provisions of Part II and Part III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument. Facsimile or electronic signatures (including signatures in Portable Document Format (PDF)) to this Trust Agreement shall be acceptable and binding, and this Trust Agreement may be delivered by facsimile or other electronic means (including by electronic mail or a designated document storage website) confirmed by electronic mail.

PART II

SPECIAL TERMS AND CONDITIONS OF TRUST

FIRST TRUST U.S. TREASURY SECURITIES PORTFOLIO, SHORT-TERM, SERIES 10

The following special terms and conditions are hereby agreed to:

A.The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in Schedule A hereto.

B.The aggregate number of Units delivered by the Trustee on the Initial Date of Deposit in exchange for the Securities pursuant to Section 2.03 of the Standard Terms and Conditions of Trust and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

Documentation confirming the ownership of this number of Units for the Trust is being delivered by the Trustee to the Depositor pursuant to Section 2.03 of the Standard Terms and Conditions of Trust.

C.The Record Date shall be as set forth in the Prospectus under "Summary of Essential Information." The Trustee shall pay the amounts specified in Part I of Section 3.05 of the Standard Terms and Conditions of Trust which have accrued as of the last Business Day of each calendar month on or shortly after such Business Day, provided, however, that fees and expenses accrued during the initial offering period, as determined in Section 4.01 of the Indenture (such fees to be computed on the largest number of Units outstanding during the period for which paid) shall be paid as provided in the following sentence. Fees payable pursuant to Section 4.03 shall be paid on, or shortly after, the last Business Day of each calendar month, and fees paid to the Trustee shall be paid on or shortly after the calendar month in which the initial offering period ends, together with any accrual of fees and expenses during such calendar month after the initial offering period ends. Fees accrued during such month after the end of the initial offering period shall be computed on the number of Units outstanding at the opening of business on the Business Day immediately following the date on which the initial offering period ends.

D.The Distribution Date shall be the 25th day of the month in which the related Record Date occurs.

E.The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential Information."

F.First Trust Advisors L.P.'s compensation as referred to in Section 3.16 of the Standard Terms and Conditions of Trust and First Trust Portfolios L.P.’s compensation as referred to in Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual aggregate fee in the amount of $.0080 per Unit. The Trustee shall pay such aggregate amount to First Trust Advisors L.P. which shall be responsible to remit the Depositor’s fee to First Trust Portfolios L.P. First Trust Advisors L.P. shall confirm such remittance and the amount thereof to the Trustee upon request.

G.The Trustee's compensation rate pursuant to Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0106 per Unit. However, in no event shall the Trustee receive compensation in any one year from any Trust of less than $2,000.

H.The Initial Date of Deposit for the Trust is November 3, 2022.

I.There is no minimum amount of Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units.

J.No Unit holder will be eligible for an in-kind distribution of Securities pursuant to Section 5.02.

K.No Unit holder will be eligible for an in-kind distribution of Securities pursuant to Section 8.02.

PART III

A. The definition of “Securities” as set forth in Section 1.01(23) shall be amended to include debt securities of corporations or other entities.

B.The second paragraph of Section 3.05(II)(a) is amended to add the following sentence at the end thereof:

“Notwithstanding anything to the contrary in this Section 3.05, the Trustee will not be required to make a distribution from the Income Account of a Trust which has elected to qualify as a “regulated Investment company” and does not make distributions of income calculated on the basis of one-twelfth of the annual income of the Trust unless the amount available for distribution from such account shall equal or exceed $1.00 per 100 Units.”

C.Sections 3.07(a), (b) and (c) shall be amended to replace the term “dividends” with “principal or interest.”

D.Section 3.07 of the Standard Terms and Conditions of Trust shall be amended to add the following section immediately after Section 3.07(k):

“(l) that such factors arise which, in the opinion of the Depositor, adversely affect the tax or exchange control status of the Securities;”

E.The following Section 3.19 will be added to the Standard Terms and Conditions of Trust:

“Section 3.19. Refunding Securities. In the event that an offer shall be made by an obligor of any of the Securities in a Trust to issue new obligations in exchange and substitution for any issue of Securities pursuant to a plan for the refunding or refinancing of such Securities, the Depositor shall instruct the Trustee in writing to reject such offer and either to hold or sell such Securities, except that if (i) the issuer is in default with respect to such Securities, or (ii) in the opinion of the Depositor, given in writing to the Trustee, the issuer will probably default with respect to such Securities in the reasonably foreseeable future, the Depositor shall instruct the Trustee in writing to accept or reject such offer or take any other action with respect thereto as the Depositor may deem proper. Any obligation so received in exchange shall be deposited hereunder and shall be subject to the terms and conditions of this Indenture to the same extent as the Securities originally deposited hereunder. Within five days after such deposit, notice of such exchange and deposit shall be given by the Trustee to each Certificateholder of such Trust, including an identification of the Securities eliminated and the securities substituted therefor.”

IN WITNESS WHEREOF, First Trust Portfolios L.P., The Bank of New York Mellon and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

FIRST TRUST PORTFOLIOS L.P.,

 Depositor

First Trust Advisors L.P.,

 Portfolio Supervisor

By /s/ Elizabeth H. Bull
 Senior Vice President of:

  First Trust Portfolios L.P. and

  First Trust Advisors L.P.

THE BANK OF NEW YORK MELLON, Trustee

By /s/ Ann S. Hom
 Vice President

SCHEDULE A TO TRUST AGREEMENT

Securities Initially Deposited

FT 10424

(Note: Incorporated herein and made a part hereof for the Trust is the "Schedule of Investments" for the Trust as set forth in the Prospectus.)